AMENDMENT #1 TO 15% PROMISSORY NOTE

      THIS AMENDMENT #1 to 15% PROMISSORY NOTE (the "AGREEMENT") is made and entered into as of September 18, 2004, between Digital Creative Development Corporation, ("DCDC"), with its principal office located at 1325 Avenue of the Americas, 26th Fl, , New York, New York 10019 and International Microcomputer Software, Inc., a California corporation ("IMSI") with its principal office located at 100 Rowland Way, Suite 300, Novato, Ca. 94945

                                    RECITALS

      WHEREAS, on September 18, 2003, DCDC and IMSI entered into a 15% Promissory Note (the "NOTE") and Pledge and Security Agreement pursuant to which DCDC borrowed from IMSI three hundred and fifty thousand dollars ($350,000) which is due and payable with accrued interest on September 18, 2004 and secured by a pledge of four hundred thousand (400,000) shares of the common stock of IMSI of which DCDC is the owner; and

      WHEREAS, DCDC and IMSI desire to amend the terms of the 15% Promissory
Note in regard to the date on which the outstanding principal and interest are due and payable; and

      WHEREAS, DCDC and IMSI desire to amend the terms of the Pledge and Security Agreement whereby DCDC will pledge additional collateral to secure the obligation due to IMSI, and

      WHEREAS, capitalized terms not defined herein shall have the meanings ascribed to them in the Note or Pledge and Security Agreement, as appropriate,

      NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1.1. PAYMENT OF ALL INTEREST CURRENTLY DUE

      DCDC shall pay all accrued interest due thru September 18, 2004 under the Note to IMSI not later than October 31, 2004 which is fifty-two thousand five hundred dollars ($52,500).

      SECTION 1.2. EXTENSION OF DUE DATE

      IMSI shall extend the date upon which the entire principal and the remaining accrued interest on the Note is due from September 18, 2004 to May 31, 2005.

      SECTION 1.3. ADDITIONAL COLLATERAL.

      DCDC will deliver, not later than October 31, 2004, to IMSI a share certificate representing its equity interest in Access Propeller Holdings, Inc. ("AP"), together with an executed, undated form of Assignment Separate from Certificate in the form attached as Exhibit A, which IMSI will hold as additional collateral to secure the note. Should DCDC sell its interest in AP prior to paying the principal and all accrued and unpaid interest in full, those proceeds will be used to pay down the then outstanding obligation under the Note.

      SECTION 1.4. NO OTHER CHANGES.

      Except as set forth herein, there are no other modifications, amendments or changes to the 15% Promissory Note or Pledge and Security Agreement and all such agreements shall continue in full force and effect, as amended herein.

      SECTION 1.5. ENTIRE AGREEMENT.

      This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, supersedes and is in full substitution for any and all prior agreements and understandings among them relating to such subject matter.

      SECTION 1.6. COUNTERPARTS.

      For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

      SECTION 1.7. SEVERABILITY.

      In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

                         [SIGNATURES ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, DCDC and IMSI have executed and delivered this Amendment of Modification Agreement as of the day and year first written above.

                                          DIGITAL CREATIVE
                                          DEVELOPMENT CORPORATION


                                          By:
                                             -----------------------------------
                                          Name: Gary Herman
                                          Title:  CEO

                                          INTERNATIONAL MICROCOMPUTER
                                          SOFTWARE, INC.


                                          By:
                                             -----------------------------------
                                          Name: Gordon Landies
                                          Title:  President

                                    EXHIBIT A

                      Assignment Separate from Certificate


                                       4